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                                                                    EXHIBIT 10.6

                                                                NETWORK SERVICES
COMSTAR-------------------------------------------------------------------------
                                                                       AGREEMENT


Thank you for doing business with Comstar Communications, Inc. (us or we). We are committed to providing you with the highest quality Network Services (Services). If, at any time, you have questions or problems, or are not completely satisfied, please let us know. Our goal is to do our very best for you.

This Comstar Network Services Agreement (Agreement) covers the following major Service we may provide to you:

         (a)      Internet Access;
         (b)      Connectivity Services;
         (c)      Equipment Rental;
         (d)      Standard Colocation; and
         (e)      Dedicated Server Colocation.

ACCEPTANCE

By signing below, you acknowledge your review and acceptance of the terms and conditions contained in this document or any applicable Service Addenda. This Agreement can only be modified in a written document executed by both parties. Any attempts to make modifications to these terms and conditions are void, and will not be enforceable. Our entire agreement consists of this Agreement, an accepted Service Quote, our corporate Acceptable Use Policy, and any applicable Service Addenda. In the event of a conflict between any of these documents, the terms and conditions of the applicable Addendum shall prevail.


Accepted By:


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Customer Signature


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Date


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Customer Name


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Title


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Company


RATES

The rates that we charge for Services are as specified in the accepted Sales Quote. That document also specifies the length of the term of the Agreement between us.

If you terminate a contract before the end of the agreed upon term, you will be required to pay seventy-five percent (75%) of the remaining value of this Agreement. In addition, if we provide Services via a third-party, you will be charged all costs we incur for such early termination with our service provider.


UPGRADES

If you upgrade your current Services before the end of the agreed upon term, no early termination penalty will be charged. You will be required to purchase the upgrade under a new term commitment with a minimum of twelve (12) months and early termination penalties apply to the upgraded Services as stated in the Rates section of this Agreement.


PAYMENT

You will be billed on a cycle billing period. Your first bill will include all non-recurring charges, charges for the first full month of Service, and the pro-rated amount for Services provided during the month of installation. You agree to pay all charges within thirty (30) days of the date of our invoice to you. You shall pay us interest on overdue payments at the rate of one and one-half percent (1-1/2%) or the maximum-rate allowable by law, whichever is greater. If you do not pay an invoice within thirty (30) days, we reserve the right to disconnect Services. If your check is returned by your bank, you will be billed a twenty-five dollar ($25) return check fee.

We reserve the right to bill you retroactively for any Services for which we previously had not billed, provided such retroactive billing occurs within one year after the Service is provided.

You also agree to pay all applicable taxes resulting from any transaction under this Agreement. This does not include taxes based on our net income.


USE OF FACILITIES AND EQUIPMENT

Along with the Services, we may rent to you Standard Comstar-provided Customer Premise Equipment (Standard CPE). The Standard CPE will either be located at our facility or directly on your premises.



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Standard CPE only includes equipment manufactured by Comstar-approved vendors.
All equipment that you rent from us will be our property, and will be made available for your use only for the term of this Agreement. You have no property rights in the rented equipment. We reserve the right to replace any rented equipment at our expense and with minimal interruption to Services.

If you purchase Colocation services from us, such Services will be provided to you under the terms and conditions of the Colocation Addendum which is hereby incorporated herein.

You agree to: (1) refrain from modifying rented equipment, or authorizing others to do the same; (2) obtain authorization from your landlord, as we may request, in order to protect our rights in the rented equipment; and (3) provide us with sufficient, free, and safe access to your facilities for us to fulfill our obligations including retrieval of rented equipment upon termination or expiration of this Agreement.


USE OF SERVICES

You agree to fully comply with our corporate Acceptable Use Policy ("AUP"), which is attached hereto and hereby made a part of this Agreement. Violation of our corporate AUP by you or any of your customers may result in immediate termination of Services. You agree to independently assess your need for the Services. You also agree to indemnify us and to hold us harmless for any and all claims resulting from any use of the Services that cause damage to us, our other customers, or any third party. This indemnification also extends to any utility company that we may use to provide Services.


LETTERS OF AGENCY

In cases in which you ask us to act as your authorized agent for ordering and coordinating local and long distance access circuits for services outside of this Agreement, you will execute a Letter of Agency.


BANDWIDTH

We do not guarantee bandwidth or port speed for circuits and connections outside of our network.


PATENTS & COPYRIGHT

If a third party claims that equipment we provide to you infringes that party's patent or copyright, we will defend you against that claim at our expense and pay all costs, damages, and attorney's fees that a court finally awards, provided that you: (1) promptly notify us in writing of the claim; and (2) allow us to control, and cooperate with us in, the defense and any related settlement negotiations.

If such a claim is made or appears likely to be made, you agree to permit us to enable you to continue to use the equipment, or to modify it, or replace it with equipment that is at least functionally equivalent.

This is our entire obligation to you regarding any claim of intellectual property right infringement.


TERM RENEWAL

At the end of the Term of this Agreement, this Agreement will automatically continue on a month-to-month basis, at the then current Comstar Service List Price, until the Agreement is terminated by either party giving the other at least 30 days prior written notice of its intent to terminate.


LIMITS ON LIABILITY

Your sole remedy for any failure or non-performance of the Services shall be outlined in the Comstar Service Level Agreement, attached and made part of this Agreement. For any other claim for damages concerning our performance, we are liable only for: (1) payments referred to in our patent and copyright terms described herein; (2) bodily injury, including death, and damage to real property and tangible personal property; and (3) the amount of any other actual loss or damage, up to the lesser of $100,000 or the actual charges (if monthly recurring, 12 months' charges apply) for the Service that is the subject of the claim.

This limit also applies to any of our subcontractors. It is the maximum for which we are collectively responsible.

Under no circumstances are we, the utility companies we use to provide Service, or our subcontractors, liable for any of the following: (1) the content of the information passing over our network; (2) unauthorized access to your transmission facilities or to equipment you own; (3) unauthorized access or damage to, alteration, theft, destruction or loss of, your records or data; (4) economic consequential damages (including lost profits or savings) or incidental damages, even if we are informed of their possibility; (5) claims for damages caused by you, through fault, negligence or failure to perform your responsibilities; (6) claims against you by any other party; or (7) any act or omission of any other party furnishing services and/or products, or the installation and/or removal of any and all equipment supplies by any other service provider.


WARRANTIES

For each Service, we warrant that we perform it in a competent manner.

WE DO NOT WARRANT UNINTERRUPTED OPERATION OF THE SERVICE AND SPECIFICALLY DISCLAIM ANY OTHER WARRANTIES, EITHER EXPRESSED OR IMPLIED, INCLUDING THE WARRANTIES OF TITLE, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

WE WILL NOT BE LIABLE TO EACH OTHER FOR ANY CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES WITH RESPECT TO ANY CLAIMS REGARDING THE SERVICES TO BE PROVIDED HEREUNDER.


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CREDIT

Your execution of this Agreement signifies your acceptance of our initial and continuing credit approval procedures and policies. We reserve the right to withhold initiation or full implementation of Service until we are satisfied with our initial credit review and approval. We may require a security deposit before Services are provided.

If there is a material adverse change in your creditworthiness we may: (1) interrupt Service; (2) deny requests for additional Services; or (3) require a deposit.


TRANSFER AND ASSIGNMENT

You may not sell, assign or transfer any of your rights or obligations under this Agreement without our prior written consent. We reserve the right to transfer Services we provide to you via a third-party network to Comstar-based facilities at any time during the term of this Agreement.


FORCE MAJEURE

We are not responsible for performing our obligations when they are delayed or hindered by war, riots, embargoes, strikes or Acts of God.


GOVERNING LAW

This Agreement shall be governed by the laws of the State of Georgia.


SEVERABILITY

If any terms of this Agreement are held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining terms will not be in any way affected.


NOTICES

Notice to either party shall be delivered by first-class, pre-paid US mail to the respective address.




For Comstar:

Comstar Communications, Inc.

2812 Spring Road

Suite 200

Atlanta, GA 30339



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Attention



For Customer:


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Company Name


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Address


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City, State, Zip


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